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                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of Pear Commercial Interiors, Inc. and Subsidiary, which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                            Ehrhardt Keefe Steiner & Hottman PC

January 7, 1997
Denver, Colorado